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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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/X/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
MINUTEMAN INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MINUTEMAN INTERNATIONAL, INC.
111 South Rohlwing Road
Addison, IL 60101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on April 23, 2002

Dear Shareholder:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Minuteman International, Inc., (the "Company"), an Illinois corporation, will be held on Tuesday, April 23, 2002, at 10:00 a.m., Central Daylight Savings Time, at LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603 (Board Room, Forty-third Floor) for the following purposes:

1.
To elect the six members of the Company's Board of Directors.

2.
To ratify the appointment of Ernst & Young, LLP as the Company's independent auditors for fiscal year, 2002.

3.
To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The close of business on March 7, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

        All shareholders are cordially invited to attend the meeting in person. However, whether or not you plan to attend this meeting, please sign, date and return the accompanying proxy in the enclosed self-addressed postage prepaid envelope. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Gregory J. Rau	Addison, Illinois
President & Chief Executive Officer	March 20, 2002

Minuteman International, Inc.
111 South Rohlwing Road
Addison, Illinois 60101

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
APRIL 23, 2002

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Minuteman International, Inc. (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders of Minuteman International, Inc. at 10:00 A.M. Central Daylight Savings Time, to be held at LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603 (Board Room—Forty-third Floor) on Tuesday, April 23, 2002, and at any and all adjournments of such meeting. A Notice of Annual Meeting and form of proxy accompany this Proxy Statement.

Information Concerning Solicitation and Voting Rights

        This Proxy Statement and a proxy card were mailed on or about March 20, 2002, to all holders of common stock, (the "Common Stock"), of the Company entitled to vote at the Annual Meeting. This Proxy Statement provides information relating to the business to be transacted at the Annual Meeting. Only shareholders of record at the close of business on March 7, 2002, are entitled notice of and to vote at the meeting. All holders of shares of Common Stock as of the Record date may attend the Annual Meeting. As of such date, there were 3,568,385 shares of common stock outstanding. Each share of Common Stock entitles the holder to one vote upon all matters to be acted upon at the meeting. The presence at the meeting, in person or by proxy, of a majority of such outstanding shares shall constitute a quorum. If you submit a properly completed Proxy or if you appear at the Annual Meeting to vote in person, your shares of Common Stock will be considered present. Directions to withhold authority to vote for any director, abstentions, and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on the specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned.

        A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage paid if mailed in the United States.

        You will be asked to vote on two matters identified under the heading "Proposals Submitted for Vote". By execution of the Proxy card, you will also grant to the Board of Directors discretionary authority to vote your shares on any other proposals that may properly come before the Annual Meeting.

        You have three choices of each matter to be voted on at the Annual Meeting. As to the election of directors, you may vote by checking the appropriate box on your proxy card: (i) to vote for all of the director nominees as a group; or (ii) to withhold authority to vote for all director nominees as a group; or (iii) to withhold authority to vote for any individual nominee by writing that nominee's name on the appropriate line. Concerning the other items, you may vote by checking the appropriate box: (i) to vote "FOR" the item, (ii) to vote "AGAINST" the item, or (iii) to "ABSTAIN" from voting on the item.

        If you hold shares through a broker and do not give specific voting instructions to the broker on how you wish to vote on proposals One and Two in the Proxy Statement, then the broker may vote your shares at the broker's discretion. However, if you do not give specific voting instructions on how you wish to vote, then a "broker non vote" will result.

        Broker non votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders in accordance with the nominees' instructions. If that happens, nominees may vote those shares only on matters considered "routine", such as the election of directors and ratification of the independent public accountants addressed in proposals One and Two in this Proxy Statement. If a nominee fails to exercise its discretion, or does not have discretion to vote the shares a "broker non vote" occurs. Approval of all proposals require an affirmative vote of the majority of outstanding shareholders present (whether by proxy or in person), thus an abstention or a broker non vote will have the effect of a vote against the proposal being considered.

        You may revoke your proxy at any time before it is actually voted on at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and withdrawing the proxy. Each unrevoked proxy card properly executed and received prior to the close of the meeting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted "FOR" the election of all directors as nominated and "FOR" the other proposals set forth in this Proxy Statement. Representatives of the Company will tabulate the vote at the Annual Meeting.

        The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. In addition, proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram. The Company will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Common Stock.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth the holders of Common Stock as of March 7, 2002, (i) by each person who held of record, or was known by the Company to own beneficially, more than five percent of the outstanding Common Stock of the Company, (ii) by each director, and (iii) by all directors and officers as a group. Unless otherwise indicated, all shares are owned directly.

Name and Address Of Beneficial Owner(1)	Amount & Nature Of Beneficial Ownership	Percent Of Class
Hako-Werke International GmbH(2) and (4)	2,434,950	68.24%
Lillian A. Rau (3)	255,650	7.16%
Gregory J. Rau (4)	2,000.05%
Frederick W. Hohage (4)	5,000.14%
Frank R. Reynolds (4)	500.01%
James C. Schrader, Jr. (4)	2,000.06%
Thomas J. Nolan (4)	1,500.04%
All Directors and Officers as a Group (9 persons)(4)	2,701,600	75.70%

(1)
Company address unless otherwise designated.

(2)
Hako-Werke International GmbH is a wholly-owned subsidiary of Hako Werke, a German Company.

(3)
Lillian A. Rau is the wife of Jerome E. Rau who was the Chairman of the Board and Chief Executive Officer up until his untimely death on September 20, 2000.

(4)
The shares owned by Lillian A. Rau, Gregory J. Rau, Frederick W. Hohage, Frank R. Reynolds, James C. Schrader Jr., Thomas J. Nolan and the shares owned by Hako-Werke International GmbH, for which Eckart Kottkamp, a director of the Company, and who serves as Chief Executive Officer of Hako Holding GmbH, are included in the information for directors and officers as a group.

PROPOSALS SUBMITTED FOR VOTE
PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

        Six (6) directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. All the nominees are currently members of the Board of Directors. In the event any nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable.

Name	Age	Position With the Company	Date of Election to the Board of Directors
Gregory J. Rau (c)	42	President and Chief Executive Officer	April, 1999
Eckart Kottkamp	62	Director	May, 2001
Frederick W. Hohage (a) (c)	64	Director	December, 1988
Frank R. Reynolds (a)	65	Director	April, 1982
James C. Schrader, Jr. (a) (c)	49	Director	December, 1988
Thomas J. Nolan	47	Chief Financial Officer, Secretary and Treasurer	November, 2000

(a)
Denotes member of the Audit Committee

(c)
Denotes member of the Compensation Committee

        The affirmative vote of the holders of a majority of the shares present in person or represented by Proxy and entitled to vote at the Annual Meeting will be required to elect the above nominees to the Board of Directors. Abstentions and broker non votes will be counted toward the tabulation of votes cast on this Proposal One and will have the same effect as negative votes.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ELECTION OF THE ABOVE NAMED NOMINEES TO THE BOARD OF DIRECTORS.

Business Biographies of Nominees

        Gregory J. Rau has been President since January 15, 2000 and Chief Executive Officer since September, 2000. He had been Executive Vice President since August, 1997. Mr. Rau started with the Company as a Division Manager in 1983, was promoted to Senior Division Manager in 1984, Field Sales Manager in 1986 and Vice President of Sales in March, 1989. Mr. Rau has served as a director of the Company since April, 1999.

        Eckart Kottkamp has been a director of the Company since May, 2001. He was elected a Director by the Board of Directors following the untimely death of Tyll Necker. Since that time he is also Chief Executive Officer of Hako Holding GmbH & Co., a German company engaged in the development, manufacture and distribution of commercial and professional cleaning and maintenance equipment. Mr. Kottkamp had been Chief Executive Officer of Claas KgaA, a European leading producer of agricultural machines, from

1996 to 2001. Before this he was Chief Executive Officer of Jungheinriich. A European leading company in the forklift industry.

        Frederick W. Hohage has been a director of the Company since December of 1988. He is currently a member of the Board of BSH Home Appliances in the United States. Until November, 1997, Mr. Hohage had been President and a director of The Robert Bosch Corporation, Sales Group, a company headquartered in Broadview, Illinois and engaged in the manufacture and distribution of automotive parts since 1980.

        Frank R. Reynolds has been a director of the Company since April, 1982, and has served as general counsel to the Company since January, 1975. Mr. Reynolds is an attorney at law and principal of the law firm of Reynolds & Reynolds, Ltd., Chicago, Illinois.

        James C. Schrader, Jr. has been President of Precision Enterprises, Ltd., a foundry and machine company based in Warrenville, Illinois, since 1976. Mr. Schrader has served as a director of the Company since December, 1988.

        Thomas J. Nolan was elected Chief Financial Officer and Treasurer of the Company in August, 1989, and Secretary in 1991. From 1984 though August, 1989, he was Director of Finance with Everco Industries, a Skokie, Illinois manufacturer and distributor of automotive replacement parts. Mr. Nolan has served as a director of the Company since November, 2000.

        Gregory J. Rau has a brother Michael A. Rau, who is employed by the Company. Additionally, Lillian A. Rau, an owner of over 5% of the outstanding common stock of the company is Gregory and Michael Rau's mother. There is no other family relationship between any director and any other director or nominee for director or executive officer of the Company. No other nominee or director is a director for any other United States publicly held company.

        All directors will be elected to serve until the next annual meeting of shareholders to be held in 2003. Vacancies on the Board of Directors occurring between annual meetings may be filled by a majority vote of the remaining directors.

Committees and Meetings of the Board of Directors

        The Board of Directors held six meetings during the fiscal year ended December 31, 2001. Each director attended all meetings of which he was a member in person or by teleconference.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee meets with the Company's management and independent accountants to, among other things, review the results of the annual audit and interim reviews and discuss the financial statements, recommend to the Board of Directors the independent accountants to be retained and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is comprised of Frederick W. Hohage, Frank R. Reynolds and James C. Schrader, Jr. The Audit Committee held two meetings during the fiscal year 2001 which were attended by all members.

        The Board of Directors has a Compensation Committee comprised of Frederick W. Hohage who serves as Chairman, Gregory J. Rau, and James C. Schrader, Jr. The Compensation Committee seeks to align compensation with business strategy, Company value, management initiatives and Company performance. The Compensation Committee held one meeting during the fiscal year 2001 which was attended by all members.

        Each of the directors receives a $7,500 yearly retainer for services to the Board. In addition, each director receives $1,500 for each Board meeting attended.

  Report of Audit Committee

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001.

The Audit Committee acts pursuant to the Audit Committee Charter. Mr. Hohage and Mr. Schrader are independent members capable of reading and understanding fundamental financial statements. The Board of Directors has the ability to pass by special resolution the appointment of a single board member whose special expertise and experience qualify him to serve as an independent director even though there may be some question regarding his independence. The Board of Directors approved by special resolution Mr. Reynolds as a member of the Audit Committee due to his over twenty years of past experience, knowledge and contribution to the Company and its growth and development. Although Mr. Schrader's employer, Precision Enterprises, Ltd. acts as a supplier to the Company, the amounts paid by the Company to Precision Enterprises do not exceed five percent of that corporation's consolidated gross revenues for the year. Accordingly, he has been deemed an independent member of the Audit Committee. The Audit Committee has reviewed the provisions of the Audit Committee Charter and affirms its belief that this Committee and the Company are in compliance with such.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles, generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence. Further, the Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee also discussed with the independent auditors the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors for fiscal year 2002.

AUDIT COMMITTEE

Frederick W. Hohage,
Frank R. Reynolds
James C. Schrader, Jr.

Compensation Committee's Report on Executive Compensation

        The Company's executive compensation policy is administered by the Compensation Committee. This policy is designed to attract, develop, reward and retain highly qualified and productive individuals; to relate compensation to both Company and individual performance; and to ensure compensation levels are externally competitive and internally equitable. In its annual review of executive officers' compensation, the Compensation Committee considered significant the recommendations from the President and Chief Executive Officer regarding compensation levels for executive officers. Other considerations include the individual's level and scope of responsibility, experience, and subjective evaluation of overall Company performance, individual performance, internal equity as well as pay practices of other companies.

        Among other responsibilities, the Compensation Committee reviews and approves various officer and general employee compensation and benefits policies and practices. During the year 2001, the Compensation Committee recommended that the Board of Directors approve a new employment contract for Gregory J. Rau, President and Chief Executive Officer. As stated in greater detail in the section "Executive Management Compensation", executive officer compensation is based upon the terms of a written employment agreement. Based upon the recommendations of Mr. Rau, the Compensation Committee did approve bonuses for executive officers for the year 2001 with the exception of Mr. Rau, who receives compensation in addition to his base salary as detailed in his employment agreement.

        The Compensation Committee annually reviews and approves awards to key employees under the Minuteman 2000 Restricted Stock Plan. As of December 31, 2001, the Compensation Committee approved the award of 18,860 shares of common stock with a market value of $200,385 on the date of the grant. The Compensation Committee also recommends to the Board of Directors the amount of Company contribution, if any, to be made to the Employee Savings Plan.

COMPENSATION COMMITTEE

Gregory J. Rau
Frederick W. Hohage
James C. Schrader, Jr.

Executive Officers

        The following tables set forth certain information with respect to the Executive Officers of the Company and individuals making significant contributions to the business of the Company (the business biographies for Gregory J. Rau and Thomas J. Nolan are set forth above):

Name	Age	Title
Gregory J. Rau	42	President and Chief Executive Officer
Thomas J. Nolan	47	Chief Financial Officer, Secretary and Treasurer
Michael A. Rau	41	Vice President, Multi-Clean Division
Dean W. Theobold	44	Vice President of Manufacturing

        Michael A. Rau has been Vice President of the Company's Multi-Clean Division since July, 1996. Mr. Rau was hired as a Special Products Manager in 1984 and was promoted to General Manager in 1992.

        Dean W. Theobold has been Vice President of Manufacturing since August, 1997. Mr. Theobold started with the Company in September, 1987, when he was hired as Purchasing Manager. In June, 1992 he was promoted to Director of Materials and to General Manager in 1996.

        The officers of the Company are elected annually by the Board of Directors after the Annual Meeting of Shareholders is held. Each officer holds office until his successor is duly elected and qualified or until his death, resignation or removal, if earlier. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Executive Management Compensation

        The following table sets forth all cash compensation for services rendered in all capacities to the Company during the fiscal years ended December 31, 2001, 2000 and 1999 paid to each executive officer whose cash compensation exceeded $100,000:

Name/Title	Year	Salary	Bonus (a)	Other (b)(c)
Gregory J. Rau President, Chief Executive Officer	2001 2000 1999	$150,000 122,000 162,000	$146,000 119,000 18,000	$33,000 23,000 15,000
Thomas J. Nolan Chief Financial Officer, Secretary and Treasurer	2001 2000 1999	$178,000 172,000 152,000	$4,000 17,000 17,000	$28,000 12,000 12,000
Michael A. Rau Vice President Multi-Clean Division	2001 2000 1999	$158,000 153,000 136,000	$4,000 17,000 17,000	$9,000 8,000 6,000
Dean W. Theobold Vice President Manufacturing	2001 2000 1999	$126,000 121,000 103,000	$3,000 12,000 10,000	$9,000 8,000 6,000

(a)
Includes compensation amounts payable in 2002 for services performed in 2001 and 2000.

(b)
Includes director fees, amounts contributed by the Company to Employee Savings Plan, and perquisites including use of corporate automobile and Country Club membership.

(c)
Pursuant to the Restricted Stock Plan awards issued March 30, 2001, Gregory J. Rau was awarded 3,591 shares of Minuteman common stock, Thomas J. Nolan was awarded 2,788 shares of Minuteman common stock, Michael A. Rau was awarded 2,454 shares of Minuteman common stock, and Dean W. Theobold was awarded 1,947 shares of Minuteman common stock. All shares have not been issued but are subject to vesting periods as disclosed in the Minuteman 2000 Restricted Stock Plan.

        Effective January 15, 2001 the Company entered into an Employment Agreement through December 31, 2006 with Gregory J. Rau, President of the Company. Mr. Rau's compensation package is designed to encourage short and long term performance in line with the interest of our shareholders. Under this Agreement, Mr. Rau will receive an annual salary plus a percentage of consolidated net sales and consolidated income before interest and income taxes of the Company. The terms of the Agreement further provide for reimbursement of expenses, insurance benefits, Employee Savings Plan, vacations, and participation in the Company's Restricted Stock Plan. In the event the company terminates the Agreement, Mr. Rau will be paid his salary and the additional compensation based upon net sales and profits reduced by 25% for the balance of the term. In the event of a change in the controlling interest below 50%, compensation stated above will be paid at 100% for the remainder of the term or twenty four months whichever is longer. Mr. Rau is restricted from competing with the Company for a period of twelve months for which he will be paid twelve months salary only for this in addition to the above.

        The Company has entered into employment agreements with all other current executive officers. Under these agreements, each executive officer is entitled to salary, discretionary bonus to be determined by the Compensation Committee of the Company, reimbursement of expenses, insurance benefits, Employee Savings Plan benefits, vacations and, in the event of termination by the Company, deferred compensation in the amount of 75% of the employee's salary and the above benefits for the remainder of the term.

Board of Director Interlocks, Insider Participation and Related Transactions

Eckart Kottkamp, as previously disclosed, is Chief Executive Officer of Hako Holding GmbH. The following transactions are between the Company and companies under his control:

          By agreement dated March 1, 1994 with Hako-Werke, the Company agreed to discontinue the use of the "Hako" trademark on any products intended for sale in any country. It was further agreed that the Company and Hako-Werke would be free to market and distribute each of their products throughout the world.

          The Company sells equipment and parts to Hako-Werke and its affiliated companies. Sales in 2001 to those companies were $715,000 representing .9% of the Company's consolidated net sales. The Company intends to continue to sell its products to Hako-Werke and its affiliated foreign companies.

          Amounts due to Hako-Werke, and its affiliated companies which relate to these purchases, are due ninety days from shipping date. From time to time the Company and Hako-Werke exchange technologies and make appropriate charges, to each party, the amounts of which were not material during 2001.

        Frank Reynolds, as previously disclosed, is a principal in the law firm of Reynolds and Reynolds, Ltd., and has served as legal counsel for the Company since 1975. It is anticipated that he will perform these services in 2002 as well. During the year ended December 31, 2001, the Company paid $66,000 in legal fees to his firm.

        James C. Schrader, Jr., as previously disclosed, is President of Precision Enterprises, Ltd. Precision Enterprises, Ltd. is a supplier of inventory items to the Company. During the year ended December 31, 2001, the Company paid $324,000 to Precision Enterprises, Ltd. for goods supplied to the Company.

        During the fiscal year 2001, there have been no transactions between the Company and any executive officer, director or 5% beneficial owner of the Company's Common Stock, in which one of the foregoing individuals had an interest of more than $100,000 except the transactions identified above.

        The Company believes the transactions between the Company and its officers, directors and shareholders and their affiliates, have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

        Below is a performance graph comparing the cumulative five-year shareholder return of the Company's stock with a performance indicator of the NASDAQ Stock Market and a peer group index:

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
PERFORMANCE GRAPH FOR
MINUTEMAN INTERNATIONAL, INC.
Produced on 02/21/2002 including data to 12/31/2001

Notes:

  A.
  The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B.
  The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C.
  If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D.
  The index level for all series was set to $100.0 on 12/31/1996.

  Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission All rights reserved.

  © Copyright 2002

Employees Savings Plan

        In April, 1988, the Company's shareholders approved the Minuteman International, Inc. Employee Savings Plan ("Employee Savings Plan") which implements an employee systematic savings program allowing employees to shelter earned income on a tax deferred basis, and provides for the Company to make matching contributions for the benefit of its employees. The Principal Financial Group administers the Employee Savings Plan through a single trust for the benefit of all employees.

        Any employee of the Company, having completed one year of service, is eligible to participate in the Employee Savings Plan. A participating employee may elect to contribute, to the trust, between 1% and 15% of his earnings in any plan year, which amount is allocated to his individual employee account. The Company makes matching contributions to the plan's individual employee accounts in an amount equal to 50% of each participant's yearly contribution, but in no event to exceed the sum of $800 per year. The Company may also elect to contribute additional sums equal to a percentage of the Company's gross profits, as determined by the Board of Directors. In total, the Company contributed $365,000 to the Employee Savings Plan for 2001.

        In the event employment terminates through retirement, disability or death, the participant or his designated beneficiary is entitled to receive 100% of the value of such participant's account attributable to the employee and the Company's contributions to the Employee Savings Plan. If employment is terminated for any other reason, the participant will receive 100% of the value of his account attributable to his contributions and an increasing percentage of the value of his account attributable to the Company's contributions, depending upon the participant's years of service. Participating employees rights to employer contributions are vested 20% each year between three and seven years of service to the Company.

Restricted Stock Plan

        On April 18, 2000 the shareholders approved the Minuteman 2000 Restricted Stock Plan, ("Restricted Stock Plan"), which is designed to attract and retain the services of key management employees by providing such persons with a proprietary interest in the Company through the granting of Minuteman common stock. The maximum number of shares of Minuteman common stock that shall be available for issuance shall be 150,000. At December 31, 2001 and 2000 there were 131,140 and 150,000 shares available to be granted, respectively. At December 31, 2001, 18,860 shares have been granted with a market value of $200,385 on the date of the grant. Awards may be issued under the Restricted Stock Plan through December 31, 2009, subject to the vesting period not to exceed three years. Based on the recommendation of the Chief Executive Officer or Compensation Committee, an award of Restricted Stock may be awarded to an eligible employee based upon certain conditions and restrictions including, but not limited to, past, and continued service with the Company, achievement of specific business objectives, superior work performance, and other measurements of individual or Company performance. In the event that the employee's employment with Minuteman is terminated (except due to death or total disability) prior to the end of his or her vesting period, the non-vested portion of the Award shall be forfeited. However, in the event of an employee's death or total disability, or a change in control of the Company, the Award shall immediately become fully vested. The accrual of shares issued under the plan is recorded at fair market value on the date of grant with a corresponding charge to shareholders' equity representing the unearned portion which is being amortized as compensation expense on a straight line basis over the related vesting period.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Ernst & Young LLP has served as our independent accountants for the fiscal year ended December 31, 2001. Subject to ratification by the shareholders, our Audit Committee recommended and the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  ACCOUNTANT'S FEES

Ernst & Young LLP billed us the following fees in 2001:

  Audit Fees: $115,000
  Audit Related Fees: $95,000
  Financial Information Systems Design and Implementation Fees: $0
  All other Non Audit Fees: $25,000

        The Audit Committee determined that Ernst & Young LLP's provision of non audit services is compatible with maintaining Ernst & Young LLP's independence.

        The affirmative vote of the holders of a majority of the shares present in person or represented by Proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions and broker non votes will be counted toward the tabulation of votes cast on this Proposal Two and will have the same effect as negative votes.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

ANNUAL REPORT ON FORM 10-K

        Upon sending a written request to Minuteman International, Inc., 111 South Rohlwing Road, Addison, Illinois 60101, shareholders may obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission.

SHAREHOLDER PROPOSALS

        The Company currently anticipates the Annual Meeting of Shareholders in 2003 to be held prior to May 31, 2003. Accordingly, any shareholder desiring to submit a proposal for consideration at the next Annual Meeting of Shareholders should transmit such proposal to the Officers of the Company on or before November 15, 2002, for inclusion in the Company's Proxy Statement and form of proxy for that meeting.

OTHER MATTERS

        The Company knows of no matters, which are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

        It is important that your stock be represented at the meeting, regardless of the number of shares, which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope, which has been enclosed, at your earliest convenience.

By Order of the Board of Directors

Gregory J. Rau President and Chief Executive Officer	March 20, 2002

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.	Please mark your votes as indicated in this example	☒

This Proxy is solicited on behalf of the Board of Directors of the Company.

		FOR all nominees (except as listed to the contrary)	Authority withheld for all			FOR	AGAINST	ABSTAIN
1.	Election of Directors: (duly nominated and named on the reverse side of this proxy)	☐	☐	2.	Appointment of Ernst & Young LLP Independent Auditors	☐	☐	☐
	01 Gregory J. Rau, 02 Eckart Kottkamp, 03 Frederick W. Hohage, 04 Frank R. Reynolds, 05 James C. Schrader, Jr. and 06 Thomas J. Nolan			3.	In their discretion, on other matters which properly come before the meeting or any postponement or adjournment thereof.
	(Instruction: To withhold authority to vote for any individual nominee listed, write that nominee's name here:)
				You are urged to date, sign and return promptly this proxy in the envelope provided. It is important for you to be represented at the Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Meeting and wish to so vote.

Signature	Signature if held jointly	Date
IMPORTANT: Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee, or in some other representative capacity, or as officer of a corporation, please indicate your capacity or full title. For joint accounts, all tenants should sign.

^ FOLD AND DETACH HERE ^

MINUTEMAN INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS
TUESDAY, APRIL 23, 2002
10:00 A.M. CST
HELD AT
LASALLE NATIONAL BANK
135 SOUTH LASALLE STREET
CHICAGO, ILLINOIS 60603
(BOARD ROOM, FORTY-THIRD FLOOR)

MINUTEMAN INTERNATIONAL, INC.

Proxy Solicited by the Board of Directors for Annual Meeting of Shareholders April 23, 2002.

The undersigned hereby appoints Gregory J. Rau, Eckart Kottkamp, Frederick W. Hohage, Frank R. Reynolds, James C. Schrader, Jr. and Thomas J. Nolan each of them the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) to vote all Common Stock of Minuteman International, Inc., standing in the undersigned's name, at the LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603 (Board Room, Forty-third Floor) on April 23, 2002, at 10:00 a.m., Central Standard Time, upon those matters as described in the Proxy Statement for the Meeting and such other matters as may properly come before such meeting or any adjournments thereof.

Your vote for six directors may be indicated on the reverse side. Gregory J. Rau, Eckart Kottkamp, Frederick W. Hohage, Frank R. Reynolds, James C. Schrader, Jr. and Thomas J. Nolan have been nominated for election as Directors.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

^ FOLD AND DETACH HERE ^

You can now access your Minuteman International account online.

Access your Minuteman International shareholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, agent for Management Company, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

 Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.
• SSN
• PIN
• Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.	Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

• SSN
• PIN
• Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.	Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

• Certificate History
• Book-Entry Information
• Issue Certificate
• Payment History
• Address Change
• Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

QuickLinks

PROXY STATEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
ANNUAL REPORT ON FORM 10-K
SHAREHOLDER PROPOSALS
OTHER MATTERS